SCHEDULE 14C/A INFORMATION STATEMENT
 Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

 (Amendment No. 1)

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[X] Preliminary Information Statement
[  ] Confidential, for Use of the Commission Only (as permitted by Rule 14a 6(e)(2))
[  ] Definitive Information Statement

SALON CITY, INC.
(Name of Registrant As Specified In Charter)
 Commission File Number: 000-52729

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[  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Salon City, Inc.
 909 North Palm Avenue
Suite 311
West Hollywood, California 90069

NOTICE OF ACTION TAKEN BY UNANIMOUS WRITTEN CONSENT OF THE BOARD OF DIRECTORS AND A MAJORITY OF THE SHAREHOLDERS ELIGIBLE TO VOTE

To the Shareholders of Salon City, Inc.:

Notice is hereby given that on September 25, 2008, the Company’s board of directors and holders of a majority of the outstanding shares of common stock of Salon City, Inc. ("SLON") approved a 1-for-100 reverse-split of its common stock, such that every current shareholder of SLON’s common stock shall be issued one share of SLON’s $0.001 par value common voting stock in exchange for every 100 shares of SLON’s $0.001 par value common voting stock held as of the record date, with fractional shares being rounded up to the next whole share.

On July 10, 2008, the Company increased the number of its par value $0.001 authorized common shares from one billion to two billion shares. The number of authorized shares will be unchanged and not effected by the action taken pursuant to this Preliminary Information Statement. The reverse-split will be effective as of Monday, December 1, 2008.

Prior to the effective date of the reverse-split there will be approximately 993,716,592 shares of SLON common stock issued and outstanding.  After the 1-for-100 reverse-split has been completed the total number of issued and outstanding shares of SLON common stock will be approximately 9,937,166.

No action is required by you. The accompanying information statement is furnished only to inform our shareholders of the action described above before it takes effect in accordance with Rule 14c-2(b) promulgated under the Securities Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By order of the Board of Directors,

--------------------------------
Steven Casciola
PRESIDENT

West Hollywood, CA
October 27, 2008

ITEM 1.   INFORMATION STATEMENT

CORPORATE PURPOSES

This information statement is being furnished to all holders of the common stock of Salon City, Inc., a Nevada Corporation (“SLON”), in connection with resolutions of the Board of Directors and the unanimous written consent of the holders of in excess of 50% of the outstanding shares of common stock of SLON providing for approval of a one (1) for one hundred (100) reverse-split of the $0.001 par value common stock of SLON for all shareholders of record on Friday, November 28, 2008 (the “Record Date”), with fractional shares, if any, being rounded up to the next whole share. This action is being taken with the expectation that the common stock may be of greater interest to brokers and private institutional investors. It will also provide additional authorized but unissued shares of SLON's common stock for future use by SLON's Board of Directors to conduct the affairs of SLON, and to facilitate the business operations of SLON (See section entitled “Dilution” below). Because each share of common stock will, following the reverse-split, represent a larger percentage of the outstanding shares, it may be expected that the price per share may be higher than before the reverse-split. No assurance can be given as to the effect the reverse split will have on the price of the common stock.

ANTI-TAKE OVER EFFECT

In addition to the corporate purposes discussed above, the reverse-split, by reducing the number of outstanding shares, will increase the number of authorized but unissued common shares that, under certain circumstances, may have an anti-takeover effect, although this is not the intent of the Board of Directors. For example, it may be possible for the Board of Directors to delay or impede a takeover or transfer of control of the Company by causing such authorized shares to be issued to holders who might side with the Board in opposing a takeover bid that the Board of Directors determines is not in the best interests of the Company and our shareholders. The increased unissued but authorized shares therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts, the increased number of unissued shares may limit the opportunity for the Company’s shareholders to dispose of their shares at a higher price that may be available in a takeover attempt or under a merger proposal. The increased unissued shares may have the effect of permitting the Company’s current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes that shareholders may wish to make if they are dissatisfied with the conduct of the Company’s business. However, the Board of Directors is not aware of any attempt to take control of the Company and the Board of Directors did not approve the reverse-split in the Company’s common stock with the intent that it be utilized as a type of anti-takeover device.

The Board of Directors and persons owning a majority of the outstanding voting securities of SLON have unanimously adopted, ratified and approved the proposed reverse-split of SLON’s shares.  No other votes are required or necessary (See the section: "Vote Required for Approval" below).  The reverse-split will be effected on Monday, December 1, 2008.  No shareholder is being asked to exchange his certificates at this time.  Each shareholder is, however, entitled to do so by contacting the transfer agent of the Company.  Otherwise, certificates representing pre-reverse split shares will be exchanged for certificates reflecting post-reverse split shares at the first time they are presented to the transfer agent for transfer.  Each shareholder requesting a stock certificate will be required to pay the cost requested by the transfer agent.  SLON’s transfer agent is Island Stock Transfer Company, 100 Second Avenue South, Suite 705S, St. Petersburg, Florida 33701.

The relative voting and other rights of holders of the common stock will not be altered by the reverse-split.  Each share of common stock will continue to entitle its owner to one vote.  As a result of the reverse-split, the number of shares of common stock presently outstanding will be consolidated.  No fractional shares will be issued in connection with the reverse-split.  Instead, fractional shares will be rounded up and one whole share will be issued.  It is not anticipated that this will materially affect any shareholder's proportional interest.  It is not anticipated that the reverse-split will result in any material reduction in the number of holders of common stock. The reverse-split may result in some shareholders owning "odd-lots" of less than 100 shares of common stock.  Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in round lots of even multiples of 100 shares.

EFFECT OF REVERSE SPLIT ON AUTHORIZED SHARES WITHOUT A CONCURRENT DECREASE IN THE NUMBER OF SHARES AUTHORIZED TO BE ISSUED.

A. BOARD OF DIRECTORS AUTHORITY TO ISSUE ADDITIONAL COMMON SHARES AFTER THE REVERSE STOCK SPLIT.

The effect of this reverse split will decrease the number of issued and outstanding shares in the Company. Prior to the effective date of the reverse-split there are approximately 993,716,592 shares of SLON common stock issued and outstanding.  After the 1-for-100 reverse-split is effective the total number of issued and outstanding shares of the Company’s common stock will be approximately 9,937,166.

Present owners of our common shares are hereby informed that, due to the decrease in the company’s issued and authorized common shares, and the lack of a concurrent decrease in the number of authorized shares, the Company is eligible to issue, pursuant to its amended articles of incorporation effected on July 10, 2008, and the board of directors, in exercising its discretion to manage and operate the company under Nevada law, may, after December 1, 2008, choose to issue those additional common shares of the company without any further action or notice to the common shareholders, or be required to otherwise obtain any prior approval from the common shareholders prior to issuance. The company would, to the extent required by law, make public any such issuances of common shares in its filings with the U.S. Securities and Exchange Commission.

B. DILLUTION OF PRESENTLY ISSUED COMMON SHARES IF THE COMPANY CHOOSES TO ISSUE MORE SHARES AFTER THE EFFECTIVE DATE OF THE REVERSE SPLIT.

To the extent that our board of directors actually authorizes and issues additional common shares after December 1, 2008, pursuant to the increase in authorized shares on July 10, 2008, the effect upon previous shareholders is that the value of their shares will be effectively diluted in an amount contingent upon the actual number of additional common shares actually issued.

BOARD OF DIRECTORS CURRENT PLANS.

As of the date of this filing, the board of directors has not taken any action to utilize (i) the increased number of available authorized issued and outstanding common shares pursuant to its previous action to increase its authorized number of common shares on July 10, 2008, to affect any material capital raising transaction.

VOTE REQUIRED FOR APPROVAL

Nevada Revised Statute 78:2055 provides:

            1. “Unless otherwise provided in the articles of incorporation, a corporation that desires to decrease the number of issued and outstanding shares of a class or series held by each stockholder of record at the effective date and time of the change without correspondingly decreasing the number of authorized shares of the same class or series may do so if:

       (a) The board of directors adopts a resolution setting forth the proposal to decrease the number of issued and outstanding shares of a class or series; and

       (b) The proposal is approved by the vote of stockholders holding a majority of the voting power of the affected class or series, or such greater proportion as may be provided in the articles of incorporation, regardless of limitations or restrictions on the voting power of the affected class or series.

            2.  If the proposal required by subsection 1 is approved by the stockholders entitled to vote, the corporation may reissue its stock in accordance with the proposal after the effective date and time of the change.” Further, Nevada Revised Statute 78:315 provides any action required or permitted to be taken at a meeting of the board of directors or of a committee thereof may be taken without a meeting if, before or after the action, a written consent thereto is signed by all the members of the board or of the committee. All of the directors constituting the board waived all statutory notice and consented to the holding of a special meeting of the board of directors, where, after motion duly made, seconded and approved after discussion, the board unanimously resolved to approve the reverse stock split in a ratio of one (1) for one hundred (100) $0.001 common shares issued.

Shareholders of SLON owning in excess of 80% of SLON’s issued and outstanding common stock have executed and approved a Shareholders’ Consent authorizing the proposed reverse-split of the common stock. No further votes are required or necessary to effect the reverse-split.

DISSENTER'S RIGHTS OF APPRAISAL

The Nevada Revised Statutes do not provide for dissenter's rights of appraisal in connection with the reverse-split.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

At the record date, SLON had issued and outstanding 993,716,592 shares of $0.001 par value common stock. On September 25, 2008 the holders of 808,067,122 shares of common stock, representing over 80% of the then outstanding shares, consented to the action required to effect the reverse-split of SLON’s outstanding shares.  The consents of the majority shareholders and of the Board of Directors is sufficient, without any further action, to provide the necessary approval of the action.

SECURITY OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS AND FIVE PERCENT SHAREHOLDERS

The following table sets forth, as of October 27, 2008, the stock ownership of each person known by SLON to be the beneficial owner of 5% or more of SLON’s Common Stock, the stock ownership of each director individually and of all directors and officers of the Company as a group based upon a total of 993,716,592 outstanding shares of Common Stock.

Shareholder	Position with Company	# of Shares	Percentage

Steven Casciola	CEO, President, Director	391,567,122	39.404%
Annie Casciola	Vice President, Director	416,500,000	41.913%
All directors and named executive officers as a group (2 persons)		808,067,122	81.317%

ITEM 2.    STATEMENT THAT PROXIES ARE NOT SOLICITED

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

ITEM 3.   INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed reverse-split or in any action covered by the related resolutions adopted by the Board of Directors which is not shared by all other shareholders.

ADDITIONAL INFORMATION

Additional information concerning SLON, including its annual and quarterly reports on Forms 10-KSB and 10-QSB, which have been filed with the Securities and Exchange Commission, may be accessed through the EDGAR archives, at www.sec.gov.

Dated:  October 27, 2008

By Order of the Board of Directors,

/s/ Steven Casicola
Steven Casicola

Chairman of the Board of Directors, President